Exhibit 32.2


     Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C.
                                  Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Stein Mart, Inc. (the "Company"), hereby certify that:

1.     the Quarterly  Report on Form 10-Q of  the Company for the  quarter ended
       May 1, 2004  (the "Report") fully  complies  with   the  requirements  of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the  information  contained  in   the  Report  fairly  presents,  in  all
       material respects, the financial condition and results of operations of the Company.




Date:  June 9, 2004                        /s/ James G. Delfs
                                           -------------------------------------
                                           James G. Delfs
                                           Chief Financial Officer

                                       19